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                                                                    EXHIBIT 3.4

                                   BYLAWS OF

                              TRIMONT LAND COMPANY


                               ARTICLE I. OFFICES

          The principal office of the corporation in the state of California shall be located in the county of San Francisco. The corporation may have such other offices, either within or without the state of California, as the board of directors may designate or as the business of the corporation may require from time to time.

                           ARTICLE II.  SHAREHOLDERS

          Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the fourth Friday in April at 1:00 p.m. commencing in 1979, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the annual meeting shall not be held within 60 days of said time, or if no date has been designated for a period of 15 months after the last annual meeting of the corporation, any shareholder may apply to the superior court of the proper county for an order mandating the holding of an annual meeting. The shares represented at such meeting, either in person or by proxy, and entitled to vote thereat shall constitute a quorum for the purpose of such meeting.

          Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the board, the chairman of the board, the president or at the request of the holders of not less than ten percent of all the outstanding shares of the corporation entitled to vote at the meeting.

          Section 3. Place of Meeting. The board of directors shall determine the place of meeting for all annual and special meetings of the shareholders. In the absence of any such determination, all meetings of shareholders shall be held at the corporate offices of Trimont Land Company, 55 Francisco Street, San Francisco, California.


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     Section 4.  Notice of Meeting.  Written notice of each shareholders'
meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the board, at the time of the mailing of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

          Notice of a shareholders' meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the secretary, assistant secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

          If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given
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without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

          Upon request in writing to the chairman of the board, president, vice president or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the persons entitled to call the meeting may give the notice or the superior court of the proper county shall summarily order the giving of the notice, after notice to the corporation giving it an opportunity to be heard.

          When a shareholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

          The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of
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a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by this section to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof. However, any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

          Section 5. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. In the absence of a quorum, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

          Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the
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meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

          Section 7. Voting of Shares. Each outstanding share of the corporation's common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

          Section 8. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation.

          Shares held by an administrator, executor, guardian, conservator or custodian may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

          Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

          A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of
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the minor's property has been appointed and written notice of such  appointment given to the corporation.

          Shares of its own stock belonging to the corporation or held for its benefit by another corporation in a fiduciary capacity or held by a corporation in which the corporation holds a majority of the voting shares shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

          Section 9. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III.  BOARD OF DIRECTORS

          Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

          Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be three. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, unless sooner removed from office as hereinafter provided. Directors need not be residents of the state of California or shareholders of the corporation.

          Section 3. Regular Meetings. Regular meetings of the board of directors may be called by or at the request of the chairman, the president, any vice president, the secretary or any two directors. A regular meeting of the board of directors shall be held without other notice than as provided by
Section 5 of this Article, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or without the state of California, for the holding of additional regular meetings without other notice than such resolution.

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          Section 4.  Special Meetings.  Special meetings of the board of directors may be called by or at the request of the chairman, the president, any vice president, the secretary or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of California, as the place for holding any special meeting of the board of directors called by them.

          Section 5. Notice. Notice of any special meeting shall be given at least four days previously thereto by written notice mailed to each director or 48 hours previously thereto by notice delivered personally or mailed to each director at his business or by telephone or telegraph. If mailed, such notice shall be deemed to be delivered 48 hours after it is deposited in the United States mail so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawful1y called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. The transactions of any meeting of the board of directors, however called and noticed or wherever held, are as valid as though made at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 6.  Quorum.  A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting to another time and
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place.  If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

          Section 7. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

          Section 8. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until a successor has been elected and qualified.

          The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

          If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders, or such shareholders may apply to the superior court of the proper county for an order mandating a special meeting of the shareholders.

          Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

          Section 9. Removal of Directors. Any or all of the directors may be removed without cause if such removal is approved by a
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majority of the outstanding shares entitled to vote, except that no director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

          Section 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the board of directors, may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board of directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.


                             ARTICLE IV.  OFFICERS

          Section 1. Number. The officers of the corporation shall be a chairman or a president or both, one or more vice presidents (the number thereof to be determined by the board of directors), a secretary and a chief financial officer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary.

          Section 2. Election and Term of Office. The officers of the corporation to be elected by the board of directors shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall
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hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

          Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

          Section 5. Chairman. The chairman shall be the chief executive officer of the corporation, and under the direction of the board of directors, shall have general direction of its business, policies and affairs. He shall preside, when present, at all meetings of the shareholders and of the board of directors. He and the president shall each have general power to execute bonds, deeds and contracts in the name of the corporation and to affix the corporate seal; to sign stock certificates; and to remove or suspend such employees or agents as shall not have been appointed by the board of directors. In the absence or disability of the chairman, his duties shall be performed and his powers may be exercised by such other officer as shall be designated by the board of directors.

          Section 6. President. The president shall be the chief operation officer of the corporation and, subject to the direction of the chairman and the board of directors, shall have general management of its business, properties and affairs.

          Section 7. Vice Presidents. The several vice presidents shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the board of directors, the chairman or the president, respectively, and unless their authority be expressly limited shall act in the order of their election in the
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place of the president, exercising all his powers and performing his duties, during his absence or disability. The board of directors, however, may from time to time designate the relative positions of the vice presidents of the corporation and assign to any one or more of them such particular duties as the board of directors may think proper.

          Section 8. Secretary. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chairman or the president, or a vice president, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman, the president or by the board of directors.

          Section 9. Chief Financial Officer. The chief financial officer shall have the care and custody of all moneys, funds and securities of the corporation, and shall deposit or cause to be deposited all funds of the corporation in and with such depositaries as shall, from time to time, be designated by the board of directors or by such officers of the corporation as may be authorized by the board of directors to make such designation. He shall have power to sign stock certificates; to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the corporation, and to give proper receipts or discharges therefor. He shall keep all books of account relating to the business
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of the corporation, and shall render a statement of the corporation's financial condition whenever required so to do by the board of directors, the chairman or the president. In the absence of the chief financial officer, the board of directors shall appoint an assistant financial officer to perform his duties.

          Section 10. Assistant Secretaries and Assistant Financial Officers. The assistant secretaries, when authorized by the board of directors, may sign with the chairman or the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the board of directors. The assistant financial officers shall, respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant financial officers, in general, shall perform such duties as shall be assigned to them by the secretary or the chief financial officer, respectively, or by the chairman or the president or the board of directors.

          Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

               ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

          Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

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          Section 3.  Checks, Drafts and Similar Instruments.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

          Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

                      ARTICLE VI.  CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

          Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chairman or the president or a vice president and by the chief financial officer or an assistant financial officer or the secretary or an assistant secretary. Any or all of the signatures on the certificate may be facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor on such terms and indemnity to the corporation as the board of directors may prescribe.

          Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representatives, who shall furnish proper evidence to authority to transfer, or
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by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                        ARTICLE VII.  INDEMNIFICATION OF
                             DIRECTORS AND OFFICERS

          Section 1. Definitions. For the purposes of this Article VII, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or paragraph 3 of Section 5 of this Article.

          Section 2. Indemnification Other Than Derivative Action. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order,
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settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

          Section 3. Indemnification: Derivative Action. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonably inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this section:

               (1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

               (2) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

               (3) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.



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          Section 4.  Indemnification as a Matter of Right.  To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

          Section 5. Indemnification Other Than as a Matter of Right. Except as provided in Section 4 of this Article, any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article by:

               (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

               (2) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

               (3) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

          Section 6. Payment of Expenses in Advance. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article. No indemnification or advance shall be made under this Article, except as provided in Section 4 or paragraph 3 of Section 5, in any circumstance where it appears:
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               (1)  That it would be inconsistent with a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

               (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

          Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against such liability under the provisions of this Article.

          Section 8. Indemnification of Fiduciaries of Employee Benefit Plans. The corporation shall have the power to indemnify and purchase and maintain insurance on behalf of any fiduciary of any corporate pension, profit sharing, share bonus, share purchase, share option, savings, thrift plan, and/or any other retirement, incentive and benefit plans and trusts.

          Section 9. Right of Indemnification Not Exclusive. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights as to which any such director or officer may he entitled under any provision of the corporation's articles of incorporation, agreement, statute, vote of shareholders or otherwise.

                              ARTICLE VIII.  SEAL

          The seal, the impression of which appears in the margin opposite this Article, is hereby adopted as the official seal of this corporation.

                     ARTICLE IX.  AMENDMENTS

          These bylaws or any portion hereof may be amended by the board of directors.

                            AMENDMENT TO THE BYLAWS
                            OF TRIMONT LAND COMPANY
                      DOING BUSINESS AS NORTHSTAR-AT-TAHOE

          By unanimous written consent dated December 3, 1996, the Board of Directors of Trimont Land Company, a California corporation doing business as Northstar-at-Tahoe (the "Corporation"), amended and restated the following Articles of the bylaws of the Corporation as follows:

     I. Section 2 of Article 3 of the bylaws of the Corporation is amended and restated in its entirety as follows:

          "Section 2. Number, Tenure and Qualifications. The number of directors shall be not less than one (1) nor more than seven (7), with the exact number of directors to be filled by a resolution adopted by a majority of the board of directors or by the stockholders at a meeting. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, unless sooner removed from office as hereinafter provided. Directors need not be residents of the state of California or shareholders of the corporation."

     II. Section 5 of Article 4 of the bylaws of the Corporation is amended and restated in its entirety as follows:

          "Section 5. Chairman. The Chairman of the board of directors ("Chairman") , if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to him or her from time to time by the board of directors. If there is no President, the Chairman shall also be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 6 of this Article 4.

     III. Section 6 of Article 4 of the bylaws of the Corporation is amended and restated in its entirety as follows:

          "Section 6. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the Chairman, if there be such an officer, the President shall be the Chief Executive Officer of the corporation, shall preside at all meetings of the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation."